                                                                     EXHIBIT  15
                                                                     -----------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                                                    RE:  Varian Associates, Inc.
                                              Registrations on Forms S-8 and S-3


We are aware that our report dated July 22, 1998 on our reviews of the interim financial information of Varian Associates, Inc. for the quarters and nine-month periods ended July 3, 1998 and June 27, 1997 included in this Form 10-Q is incorporated by reference in the Company's registration statements on Forms S-8, Registration Statement Numbers 33-46000, 33-33661, 33-33660, and 2-95139 and Forms S-8 and S-3, Registration Statement Number 33-40460. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                                 /s/ PricewaterhouseCoopers LLP
                                                 -------------------------------
                                                    PricewaterhouseCoopers LLP



San Jose, California
August 13, 1998